UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 17, 2005

LEAPFROG ENTERPRISES, INC.

(Exact name of registrant as specified in its chapter)

Delaware	1-31396	95-4652013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6401 Hollis Street, Suite 150 Emeryville, California	94608-1071
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 420-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 13, 2005, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of LeapFrog Enterprises, Inc. (the “Company”) approved the form of Restricted Stock Unit Award Agreement setting forth the rights, privileges and restrictions pursuant to which employees, directors and consultants of the Company may be awarded restricted stock units representing shares of the Company’s Class A Common Stock under the Company’s 2002 Equity Incentive Plan. These rights, privileges and restrictions are set forth in the form of Restricted Stock Unit Award Agreement which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 12, 2005, Karen L. Luey, 44, began serving as the Company’s Vice President, Controller and Principal Accounting Officer. Prior to joining the Company, from July 2000 to December 2005 Ms. Luey served as Vice President Finance and Corporate Controller of Sharper Image Corporation, a multi-channel specialty retailer of consumer products. From August 1997 to July 2000, Ms. Luey served as Vice President, Controller with Discovery Channel Retail, the retail division of Discovery Communications, a global media and entertainment company. Ms. Luey received her B.S. from California State University, Hayward. Ms. Luey is not related to any director or executive officer of the Company nor does she have relationships or transactions with the Company outside of the context of her employment.

On November 17, 2005, Ms. Luey entered into an employment agreement with the Company for the position of Vice President, Controller. Ms. Luey’s employment agreement provides for an annual base salary of $190,000 and a one-time signing bonus of $25,000. Ms. Luey is eligible to participate in the Company’s 2006 Employee Bonus Plan, which allows for an annual bonus potential at the target bonus opportunity level of 30% of Ms. Luey’s annual base salary and at a maximum 60% of her annual base salary. Ms. Luey is also eligible to participate in the Company’s Executive Performance Share Program starting with the January 2006 through December 2008 plan.

Ms. Luey’s employment agreement also provides that the Company will recommend to the Compensation Committee that it grant Ms. Luey options and restricted stock units under the Company’s 2002 Equity Incentive Plan.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Form of Leapfrog Enterprises, Inc. 2002 Equity Incentive Plan Restricted Stock Unit Award Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LeapFrog Enterprises, Inc. (Registrant)

Date: December 14, 2005	By:	/s/ William B. Chiasson
William B. Chiasson Chief Financial Officer